RCI Reports Strong 2Q18 Results

HOUSTON – May 10, 2018 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today announced strong 2Q18 results along with the filing of its 10-Q for the Fiscal 2018 second quarter ended March 31, 2018.

2Q18 vs. 2Q17

●	GAAP EPS of $0.48 per diluted share compared to $0.39, with non-GAAP* EPS of $0.65 compared to $0.41
●	2Q18 GAAP results included $1.6 million non-cash impairment of a note receivable and $0.8 million in cash settlements covering two lawsuits
●	Total revenues of $41.2 million compared to $34.5 million on 43 and 41 units, respectively
●	Based on net cash provided by operating activities of $5.9 million, less maintenance capital expenditures of $0.6 million, free cash flow (FCF)* totaled $5.3 million compared to $4.9 million

FY18 Outlook

●	Year to date FCF totaled $12.8 million compared to $10.0 million in the comparable year-ago period
●	As a result, RCI is reiterating its FY18 FCF target of $23 million, announced on February 14, 2018

Conference Call Today at 4:30 PM ET

●	A conference call to discuss 2Q18 results, outlook and related matters will be held today at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049
●	To access the live webcast, slides or replay, visit: http://www.investorcalendar.com/event/28601
●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 28601)

Meet Management Tonight at 6 PM ET

Eric Langan, President & CEO, invites investors to meet management at one of RCI’s top revenue generating clubs.

●	When: Tonight, 6:00 PM to 8:00 PM ET
●	Where: Rick’s Cabaret New York, 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP: With your contact information to gary.fishman@anreder.com

CEO Comment

“We are pleased to announce another quarter of solid growth, reflecting the effectiveness of our strategies,” said Mr. Langan. “Total revenues grew 19.4% year over year with increases of 15.7% from new units and 4.8% in same-store sales. Non-GAAP operating income rose 38.2% as margin expanded 350 basis points.

“Revenues and margins benefited from our improved portfolio of nightclubs and restaurants, expanded operating leverage from higher sales, and increased customer counts. Nightclubs also benefited from higher spend per customer, while Bombshells benefited from an updated menu featuring new items.

“Corporate overhead costs fell as a percentage of revenues compared to 1Q18 and 2Q17. On a sequential quarter basis, the decline was due in part to reduced expenses associated with our FY17 audit and the transition to a new financial IT system. Income taxes dropped, reflecting the Tax Cuts and Jobs Act.

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“As a result, non-GAAP EPS increased 58.5% to $0.65, and free cash flow grew 8.8% to $5.3 million for the quarter and 28.4% to $12.8 million year-to-date, keeping us firmly on track with our $23 million FY18 FCF target.

Bombshells Expansion

“On April 11th, we opened our sixth and largest Bombshells in the fast-growing southern Houston suburb of Pearland. Performance has been excellent. For the first three weeks, sales have averaged more than $160,000 per week, making it our most successful Bombshells launch to date.

“We now have four new locations in various stages of development in Greater Houston. That will bring the total of Bombshells to 10—eight in the Houston area and one each in Dallas and Austin. Using our established team of architects, contractors, and vendors, our goal is to open units on a regular schedule.

Location	Status	Target Opening
Interstate 10 (East Houston)	Under construction	September 2018
US 59 (Southwest Houston)	Under construction	December 2018
US 249 (Tomball, just north of Houston)	Recently closed on a property	March 2019
NEW: Katy (fast-growing West Houston suburb)	Finalizing site selection	June 2019

Conclusion

“We are also pleased to announce that we are in active discussions with multiple club owners to acquire units in key markets and that positive trends for RCI clubs and restaurants have continued in 3Q18.

“Looking ahead, we will continue to pursue our four-part strategy for generating increased FCF through (1) our strong core business, (2) roll out of our proven Bombshells concept, (3) the potential upside of accretive nightclub acquisitions, and, as always, (4) sticking to our capital allocation strategy.”

2Q18 Analysis (comparisons to 2Q17, unless otherwise noted)

Total Revenues

●	Total revenues increased $6.7 million, or 19.4%, as all core revenue lines continued to grow. Beverage revenues rose $3.1 million (22.0%), higher margin service revenues $2.0 million (13.9%), and food $1.1 million (24.6%).
●	The third full quarter of Scarlett’s Cabaret Miami and Scarlett’s Cabaret St. Louis, both acquired in 3Q17, and the second full quarter of our Bombshells on Highway 290 in Houston, which opened 4Q17, together added $5.4 million in new revenues.
●	Total and same-store sales also benefited from strong marketing related to televised pro football and basketball (pro and college) sporting events. In particular, our Bombshells sports bars/restaurants enjoyed increased traffic due to the continued success of the Houston Rockets and major college basketball tournaments.

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Operating Income & Margin

●	Operating income increased 9.9% to $8.2 million (20.0% of revenues) from $7.5 million (21.7% of revenues).
●	RCI wrote down $1.6 million of its note receivable relating to the energy drink venture and took advantage of opportunities to settle two outstanding lawsuits for a combined $0.8 million.
●	On a non-GAAP basis, operating income increased 38.2% to $10.6 million (25.7% of revenues) from $7.7 million (22.2% of revenues), reflecting increased contribution from the Nightclubs and Bombshells segments, including higher gross profit margin, and a reduction in corporate overhead.
●	As a percentage of revenues, gross profit margin increased 80 basis points to 86.4% and non-GAAP corporate overhead declined to 7.2% from 11.8% in the preceding 1Q18 and 10.3% in the year ago 2Q17.

Nightclubs Segment

●	Sales increased 18.3% to $35.4 million from $30.0 million, with 38 units compared to 37.
●	Same-store sales increased 5.1%.
●	Operating income increased 13.2% to $11.9 million (33.5% of segment revenues) from $10.5 million (35.0% of segment revenues).
●	On a non-GAAP basis, operating income increased 18.2% to $12.5 million (35.1% of segment revenues) from $10.5 million (35.2% of segment revenues).

Bombshells Segment

●	Sales increased 28.0% to $5.6 million from $4.4 million, with 5 units compared to 4, reflecting the previously-mentioned addition of a larger Bombshells on busy Highway 290 in Houston.
●	Same-store sales increased 2.7% as customers continue to be attracted to our military themed social dining concept with our Bombshells Girls, where you can have a great time and great food, watch the game, listen to music and hang out with friends or family.
●	Operating income increased 20.5% to $0.965 million (17.2% of segment revenues) compared to $0.801 million (18.3% of segment revenues).
●	On a non-GAAP basis, operating income increased 41.9% to $1.2 million (20.8% of segment revenues) from $0.821 million (18.8% of segment revenues).

Other Metrics

●	Cash and cash equivalents increased 4.6% to $12.5 million at March 31, 2018 from December 31, 2017.
●	Occupancy costs (rent and interest expense as a percentage of total revenues) fell to 7.4% from 7.7% in both 1Q18 and 2Q17.
●	Adjusted EBITDA increased 34.7% to $12.4 million—the highest in the last two years—from $9.3 million.
●	Effective tax rate was 24.2% compared to 33.7% in 2Q17.
●	RCI’s FY18 FCF target of $23 million is based on estimated net cash provided by operating activities of approximately $25.5 million, less maintenance capex of approximately $2.5 million.

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*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the company and helps management and investors gauge our ability to generate cash flow, excluding items that management believes are not representative of the ongoing business operations of the company, but are included in the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We exclude from non-GAAP operating income and non-GAAP operating margin amortization of intangibles, impairment of assets, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We exclude from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, impairment of assets, costs and charges related to debt refinancing, income tax expense (benefit), gains or losses on sale of assets, gain on insurance, and settlement of lawsuits, and include the non-GAAP provision for current and deferred income taxes, calculated at 26.5% and 33% effective tax rate of the pre-tax non-GAAP income before taxes for the three and six months ended March 31, 2018 and 2017, respectively, because we believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We exclude from adjusted EBITDA depreciation expense, amortization of intangibles, income tax expense (benefit), net interest expense, impairment of assets, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits because we believe that adjusting for such items helps management and investors better understand operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

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About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Miami, Philadelphia, Charlotte, Dallas/Ft. Worth, Houston, Minneapolis and other cities operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)

(unaudited)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2018	2017	2018	2017

Revenues
Sales of alcoholic beverages	$17,372	$14,235	$35,177	$28,610
Sales of food and merchandise	5,424	4,353	10,731	8,560
Service revenues	16,133	14,170	32,022	27,645
Other	2,297	1,760	4,508	3,442
Total revenues	41,226	34,518	82,438	68,257
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,589	3,180	7,344	6,348
Food and merchandise sold	1,964	1,751	4,058	3,404
Service and other	43	37	79	97
Cost of goods sold (exclusive of items shown separately below)	5,596	4,968	11,481	9,849
Salaries and wages	10,347	9,717	21,724	19,369
Selling, general and administrative	12,848	10,609	25,660	21,802
Depreciation and amortization	1,899	1,608	3,808	3,226
Other charges, net	2,305	129	2,394	191
Total operating expenses	32,995	27,031	65,067	54,437
Income from operations	8,231	7,487	17,371	13,820
Other income (expenses)
Interest expense	(2,106)	(1,912)	(5,185)	(3,927)
Interest income	68	89	135	126
Income before income taxes	6,193	5,664	12,321	10,019
Income tax expense (benefit)	1,499	1,908	(6,728)	3,358
Net income	4,694	3,756	19,049	6,661
Net loss (income) attributable to noncontrolling interests	(9)	3	(53)	(4)
Net income attributable to RCIHH common shareholders	$4,685	$3,759	$18,996	$6,657

Earnings per share attributable to RCIHH common shareholders
Basic	$0.48	$0.39	$1.95	$0.68
Diluted	$0.48	$0.39	$1.95	$0.68
Weighted average number of common shares outstanding
Basic	9,719	9,719	9,719	9,744
Diluted	9,719	9,721	9,719	9,768

Dividends per share	$0.03	$0.03	$0.06	$0.06

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES*

($ in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2018	2017	2018	2017

Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$4,685	$3,759	$18,996	$6,657
Income tax expense (benefit)	1,499	1,908	(6,728)	3,358
Interest expense, net	2,038	1,823	5,050	3,801
Settlement of lawsuits	773	8	800	81
Impairment of assets	1,550	-	1,550	-
Loss (gain) on sale of assets	(18)	223	64	212
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	(102)	-	(102)
Depreciation and amortization	1,899	1,608	3,808	3,226
Adjusted EBITDA	$12,426	$9,227	$23,520	$17,233

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$4,685	$3,759	$18,996	$6,657
Amortization of intangibles	48	40	96	86
Settlement of lawsuits	773	8	800	81
Impairment of assets	1,550	-	1,550	-
Income tax expense (benefit)	1,499	1,908	(6,728)	3,358
Loss (gain) on sale of assets	(18)	223	64	212
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	(102)	-	(102)
Costs and charges related to debt refinancing	-	-	827	-
Non-GAAP provision for income taxes	(2,262)	(1,926)	(4,130)	(3,396)
Non-GAAP net income	$6,275	$3,910	$11,455	$6,896

Reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share
Fully diluted shares	9,719	9,721	9,719	9,768
GAAP diluted net income per share	$0.48	$0.39	$1.95	$0.68
Amortization of intangibles	-	-	0.01	0.01
Settlement of lawsuits	0.08	-	0.08	0.01
Impairment of assets	0.16	-	0.16	-
Income tax expense (benefit)	0.15	0.20	(0.69)	0.34
Loss (gain) on sale of assets	-	0.02	0.01	0.02
Gain on insurance	-	-	(0.00)	-
Gain on settlement of patron tax	-	(0.01)	-	(0.01)
Costs and charges related to debt refinancing	-	-	0.09	-
Non-GAAP provision for income taxes	(0.23)	(0.20)	(0.42)	(0.35)
Non-GAAP diluted net income per share	$0.65	$0.41	$1.18	$0.70

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$8,231	$7,487	$17,371	$13,820
Amortization of intangibles	48	40	96	86
Settlement of lawsuits	773	8	800	81
Impairment of assets	1,550	-	1,550	-
Loss (gain) on sale of assets	(18)	223	64	212
Gain on insurance	-	-	(20)	-
Gain on settlement of patron tax	-	(102)	-	(102)
Non-GAAP operating income	$10,584	$7,656	$19,861	$14,097

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	20.0%	21.7%	21.1%	20.2%
Amortization of intangibles	0.1%	0.1%	0.1%	0.1%
Settlement of lawsuits	1.9%	0.0%	1.0%	0.1%
Impairment of assets	3.8%	0.0%	1.9%	0.0%
Loss (gain) on sale of assets	0.0%	0.6%	0.1%	0.3%
Gain on insurance	0.0%	0.0%	-0.0%	0.0%
Gain on settlement of patron tax	0.0%	-0.3%	0.0%	-0.1%
Non-GAAP operating margin	25.7%	22.2%	24.1%	20.7%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$5,932	$5,509	$14,077	$11,030
Less: Maintenance capital expenditures	654	657	1,262	1,051
Free cash flow	$5,278	$4,852	$12,815	$9,979

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

($ in thousands)

	For the Three Months		For the Six Months
	Ended March 31,		Ended March 31,
	2018	2017	2018	2017

Revenues
Nightclubs	$35,443	$29,967	$70,661	$59,249
Bombshells	5,602	4,375	11,430	8,670
Other	181	176	347	338
	$41,226	$34,518	$82,438	$68,257

Income (loss) from operations
Nightclubs	$11,880	$10,498	$25,251	$19,714
Bombshells	965	801	1,856	1,439
Other	(82)	(222)	(219)	(563)
General corporate	(4,532)	(3,590)	(9,517)	(6,770)
	$8,231	$7,487	$17,371	$13,820

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	2Q18					2Q17
	Nightclubs	Bombshells	Other	Corp	Total	Nightclubs	Bombshells	Other	Corp	Total

Income (loss) from operations	$11,880	$965	$(82)	$(4,532)	$8,231	$10,498	$801	$(222)	$(3,590)	$7,487
Amortization of intangibles	-	-	-	48	48	-	-	-	40	40
Settlement of lawsuits	573	200	-	-	773	8	-	-	-	8
Loss (gain) on sale of assets	-	-	-	(18)	(18)	130	20	89	(16)	223
Impairment of assets	-	-	-	1,550	1,550	-	-	-	-	-
Gain on settlement of patron tax	-	-	-	-	-	(102)	-	-	-	(102)
Non-GAAP operating income (loss)	$12,453	$1,165	$(82)	$(2,952)	$10,584	$10,534	$821	$(133)	$(3,566)	$7,656

GAAP operating margin	33.5%	17.2%	-45.3%	-11.0%	20.0%	35.0%	18.3%	-126.1%	-10.4%	21.7%
Non-GAAP operating margin	35.1%	20.8%	-45.3%	-7.2%	25.7%	35.2%	18.8%	-75.6%	-10.3%	22.2%

	6M18					6M17
	Nightclubs	Bombshells	Other	Corp	Total	Nightclubs	Bombshells	Other	Corp	Total

Income (loss) from operations	$25,251	$1,856	$(219)	$(9,517)	$17,371	$19,714	$1,439	$(563)	$(6,770)	$13,820
Amortization of intangibles	-	-	-	96	96	-	-	-	86	86
Settlement of lawsuits	600	200	-	-	800	81	-	-	-	81
Loss (gain) on sale of assets	-	-	-	64	64	119	20	89	(16)	212
Impairment of assets	-	-	-	1,550	1,550	-	-	-	-	-
Gain on insurance	-	-	-	(20)	(20)	-	-	-	-	-
Gain on settlement of patron tax	-	-	-	-	-	(102)	-	-	-	(102)
Non-GAAP operating income	$25,851	$2,056	$(219)	$(7,827)	$19,861	$19,812	$1,459	$(474)	$(6,700)	$14,097

GAAP operating margin	35.7%	16.2%	-63.1%	-11.5%	21.1%	33.3%	16.6%	-166.6%	-9.9%	20.2%
Non-GAAP operating margin	36.6%	18.0%	-63.1%	-9.5%	24.1%	33.4%	16.8%	-140.2%	-9.8%	20.7%

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